Limited Power of Attorney
Section 16 Reporting Obligations

I hereby
authorize Alaska Air Group General Counsel and Corporate Secretary Keith Loveless, Assistant Corporate Secretary Shannon K. Alberts and Assistant Corporate Secretary Irv Bertram to sign on my behalf all Securities & Exchange Commission reports in connection with changes of my beneficial ownership of Alaska Air Group, Inc. securities.

This Power of Attorney
shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to such attorney-in-fact.

	IN WITNESS
WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 29th day of December, 2003.



___________________________
Brandon Pedersen

STATE OF
WASHINGTON

COUNTY OF KING

	On this 29th  day of
December, 2003, Brandon Pedersen personally appeared before me, and acknowledged that s/he executed the foregoing instrument for the purposes therein contained.

	IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

						_________________________________
	Notary
Public:  Lorraine Hurt


	_________________________________
	My Commission Expires: 5/9/2007